Exhibit 99.1

January 27, 2022

FOR ADDITIONAL INFORMATION

Media	Investors
Christopher Garland	Randy Hulen	Christopher Turnure
Chief Communications Officer	VP, Investor Relations and Treasurer	Director, Investor Relations
(952) 905-6805	(219) 647-5688	(614) 404-9426
cgarland@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource CEO Joe Hamrock to Retire Following

Accomplished Ten-Year Career with the Company

Seasoned regulated utility executive, Lloyd Yates, appointed as next CEO

MERRILLVILLE, Ind.—NiSource Inc. (NYSE: NI) today announced that, as a result of a long-planned succession process, its Board of Directors has appointed Lloyd Yates as the company’s next President and CEO, effective February 14, 2022. At that time, Joe Hamrock will facilitate the CEO transition for a short time in a non-executive role, after which time he will retire to pursue various personal and philanthropic interests. Mr. Yates, who joined the company’s Board in 2020, will continue to serve as a director.

“This leadership transition reflects a long and thoughtful process undertaken over the last year and comes at the right time for NiSource,” said NiSource Chairman Kevin T. Kabat. “Joe has always been transparent with us about his long-term goals, which gave us the opportunity to conduct an extensive process to identify and evaluate over a dozen external and internal candidates, including candidates identified by a nationally leading executive search firm engaged by the Board. That process resulted in the selection of Lloyd Yates. Mr. Yates brings significant energy and regulated utility experience, as well as a proven operational track record of improving safety, reliability and customer experience and managing gas and electric infrastructure modernization initiatives.”

In addition to serving on the NiSource Board since March of 2020, Mr. Yates is a seasoned executive in the regulated energy industry, having most recently served as Executive Vice President, Customer and Delivery Operations, and President, Carolinas Region for Duke Energy Corporation. In that role, he was responsible for aligning customer-focused products and services to deliver a personalized end-to-end customer experience to position Duke Energy for long-term growth, as well as for the profit/loss, strategic direction and performance of Duke Energy’s regulated utilities in North Carolina and South Carolina. His experience includes profit/loss responsibility for public utilities with $20 billion in revenue and public company director experience, serving on the boards for prominent industrial and professional services companies Sonoco, American Water Works and Marsh and McLennan.

“This is a tremendous opportunity to lead NiSource on our next phase of growth and transformation,”

said Mr. Yates. “Since joining the Board, I have had the chance to get to know the company and its talented leadership team well, and I am eager to work together with Joe on the transition and my colleagues and fellow directors in furthering our transformation efforts. I plan to conduct a review of the business with the goal of ensuring that we are positioned to drive value for shareholders and customers longer term, and I look forward to further discussing our strategic initiatives at an investor day that we will hold in the coming months.”

Mr. Kabat continued, “On behalf of the entire Board, I would like to thank Joe for his outstanding leadership and deep commitment to the company over the last decade. During his tenure, Joe has helped transform NiSource into a pure play, regulated utility with scale across highly attractive markets, while instilling an unrelenting focus on safety and reliability, realigning the company’s organizational structure to drive efficiency and advancing sustainability and renewable energy initiatives. Joe’s efforts have driven results for NiSource and value for shareholders – expanding the company’s rate base to over $14 billion, with an expectation to drive 10% to 12% additional compound annual rate base growth through 2024 and delivering greater than 30% total shareholder return over the last 12 months ended January 26, 2022 – far outpacing the industry and broader market.”

“I am incredibly proud to have had the opportunity to serve NiSource over the past decade and believe that the company is well positioned to continue building on its current momentum and deliver growth and value creation for years to come,” said Joe Hamrock. “I am grateful to the NiSource team for their dedication and hard work in helping us build the foundation we have today. I have had the pleasure of working with Lloyd as a fellow director and am confident he is the right next leader with the experience and vision necessary to propel NiSource to new levels of success.”

As part of the transition, Mr. Hamrock will retire from the Board of Directors, also effective February 14, 2022. The company today also announced the retirement from the Board of longtime director Carolyn Woo and the appointments of Sondra Barbour and Cassandra Lee to the Board (see separate release).

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability—North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investors and prospective investors should understand that    many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Part I, Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company’s annual report on Form 10-K for the year ended December 31, 2020; Part II, Item 1A, “Risk Factors,” of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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